EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, par value $0.001 per share, of Northern Oil & Gas, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 13, 2020.

CRESTVIEW PARTNERS III GP, L.P.

By: Crestview, L.L.C., its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW W2 HOLDINGS, L.P.

By: Crestview W2 GP, LLC, its general partner

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

W ENERGY PARTNERS LLC

By:	/s/ Shane Hannabury
Name: Shane Hannabury
Title: President